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                                                                   EXHIBIT 10.32





                           COMPOUND LIBRARY AGREEMENT


         This COMPOUND LIBRARY AGREEMENT (the "Agreement"), effective as of the date appearing on the signature page hereof (the "Effective Date"), is made by and between Array BioPharma Inc., a Delaware corporation, having a principal place of business at 1885 33rd Street Building AC-1 Boulder, CO 80301-2505 ("Array"), and Darwin Discovery Limited (Registration Number 3515202), a company organized and existing under the laws of England through certain of its affiliates Chiroscience R&D Ltd. (Registration Number 3503756), a company organized and existing under the laws of England located at No. 283 Cambridge Science Park, Milton Road, Cambridge, England CB4 0WE, and Chiroscience R&D, Inc., a Delaware corporation located at 1631 220th Street, Bothell, WA 98021 (collectively, "Chiroscience"). Any other affiliate or subsidiary of Chiroscience (including without limitation ChiroTech) shall be deemed a third party for all purposes of this Agreement and the Exhibits hereto.

                                    RECITALS

A. Array desires to provide to Chiroscience, and Chiroscience desires to obtain from Array, collections of "Diversity Library(ies)" (as defined below).

B. Chiroscience desires to have the opportunity to have one or more of its scientists trained in high speed synthesis techniques by Array scientists. C. Array is willing to provide "Diversity Library(ies)" (as defined below) to Chiroscience and provide it the opportunity for training and access to Chiroscience of certain Array Synthesis Methodologies (as defined below), and Chiroscience is willing to obtain the Diversity Libraries from Array and acquire access to such Array Synthesis Methodologies, on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

SECTION 1. DEFINITIONS.

         1.1 "ACTIVE COMPOUND" shall mean a Library Compound to the extent the same has been designated and maintained as an Active Compound under Section 6.3 below.

         1.2 "ARRAY HSS INFORMATION" shall mean any confidential information directly relating to Array's high-speed synthesis.

         1.3 "ARRAY SYNTHESIS METHODOLOGIES" shall mean, collectively, (i) the exact, detailed [ * ] the Compounds delivered to Chiroscience hereunder, including without limitation the quality control procedures used therefor; and
(ii) [ * ] used by Array as of the time of such disclosure used in Array's high speed


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

synthesis of Compounds, to the extent the same consist of (A) methods [ * ], for [ * ] and [ * ], for quality control using [ * ] and [ * ], and for [ * ] of samples, or (B) [*].

         1.4 "COLLABORATION" shall mean an arrangement or a contract with a third party or a person other than a party to this Agreement focused on the discovery, screening, testing, manufacture or development of products for specified diseases or targets, under which Chiroscience either retains rights to commercialize the resulting products or will receive a portion of the sales of the resulting products from the other party (by way of royalty, profit participation or similar mechanism, including reasonable advance, paid-up or lump-sum royalties).

         1.5 "COLLABORATIVE MANAGEMENT TEAM" OR "CMT" shall have the meaning as set forth in Section 4.1 below.

         1.6 "COMPOUNDS" shall mean the related but distinct chemical compounds derived from a defined Scaffold.

         1.7 "DESIGNATION PERIOD" shall mean, for a particular Library Compound, the period commencing upon the first delivery of such Library Compound to Chiroscience hereunder and ending on the date [ * ] thereafter.

         1.8 "DIVERSITY LIBRARY(IES)" shall mean a collection of TA Libraries.

         1.9 "EXCLUSIVE LIBRARY" shall have the meaning as set forth in Section
2.6 below.

         1.10 "FIRST YEAR DIVERSITY LIBRARY" shall mean the Diversity Library consisting of approximately [ * ] TA Libraries delivered by Array to Chiroscience prior to the first anniversary of this Agreement as set forth in more detail in Section 2.1 below.

         1.11 "FIRST YEAR SCAFFOLDS" shall mean the Scaffolds listed on Exhibit A attached hereto.

         1.12 "FIRST YEAR TA LIBRARY" shall have the meaning as set forth in
Section 2.1 below.

         1.13 "FTE" shall have the meaning as set forth in Section 5.1 below.

         1.14 "HSS EQUIPMENT" shall mean, collectively and individually, Array's proprietary high-speed synthesis equipment.

         1.15 "INTELLECTUAL PROPERTY PROTECTION" shall mean the application, prosecution (including, without limitation, all interference actions, term extensions and disclaimers, reexaminations, reissues, and divisions), maintenance, defense and enforcement of U.S. and foreign patent applications and patents arising therefrom, and establishment and protection of trade secrets and other forms of intellectual property rights.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         1.16 "LIBRARY COMPOUND" shall mean a Compound included in the First Year Diversity Library or the Second Year Diversity Library delivered to Chiroscience under this Agreement, together with all non-covalent derivatives of such Compound, including but limited to acid addition salts, cationic salts, and diasteromers and enantiomers thereof.

         1.17 "NON-LIBRARY COMPOUND" shall mean any composition of matter discovered, developed or invented by Chiroscience, or that is claimed or disclosed under patent application (including a provisional disclosure) filed by Chiroscience or on its behalf which has a chemical structure distinct from the Library Compounds.

         1.18 "PUBLIC DOMAIN COMPOUND" shall mean a Library Compound that cannot be claimed as a composition of matter in a patent application because of failure to meet the requirements for patentability under U.S. patent law (i.e., 35 U.S.C. et seq.).

         1.19 "LICENSED TECHNOLOGY" shall mean, collectively, Array patent rights and the Array Synthesis Methodologies.

         1.20 "MAINTENANCE FEE" shall have the meaning as set forth in Section
6.3.2 below.

         1.21 "NEW FIRST YEAR TA LIBRARIES" shall mean those TA Libraries based on Scaffolds distinct from the First Year Scaffolds, provided that New First Year TA Libraries shall not include TA Libraries (i) that Array is prohibited or otherwise restricted from providing Chiroscience; or (ii) that Array reasonably believes cannot be delivered in a timely fashion to Chiroscience.

         1.22 "NEW SECOND YEAR TA LIBRARIES" shall mean the TA Libraries based on Scaffolds distinct from the First Year Scaffolds and Second Year Scaffolds, provided that New Second Year TA Libraries shall not include TA Libraries (i) that Array is prohibited or otherwise restricted from providing Chiroscience; or
(ii) that Array reasonably believes cannot be delivered in a timely fashion to Chiroscience.

         1.23 "NEW TA LIBRARIES" shall mean, collectively, the New First Year TA Libraries and/or Second Year TA Libraries.

         1.24 "PROCESS DEVELOPMENT" shall be deemed to be initiated, with respect to a particular TA Library, at such time as synthetic feasibility studies used to define an efficient synthetic process for production of such TA Library have been commenced.

         1.25 "RE-SUPPLY COMPOUNDS" shall have the meaning as set forth in
Section 2.5 below.

         1.26 "SCAFFOLD" shall mean the core chemical structure of the Compounds of a TA Library.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         1.27 "SECOND YEAR DIVERSITY LIBRARY" shall mean the Diversity Library consisting of approximately [ * ] TA Libraries delivered by Array to Chiroscience prior to the second anniversary of this Agreement as set forth in more detail in Section 2.3 below.

         1.28 "SECOND YEAR SCAFFOLDS" shall mean the Scaffolds for the Second Year TA Libraries.

         1.29 "SECOND YEAR TA LIBRARIES" shall have the meaning as set forth in
Section 2.3 below.

         1.30 "TEMPLATE ARRAY LIBRARY" OR "TA LIBRARY" shall mean a library of related Compounds delivered to Chiroscience by Array under this Agreement.

         1.31 "TRAINING PROGRAM" shall have the meaning as set forth in Section
5.1 below.

SECTION 2. DIVERSITY LIBRARIES.

         2.1 THE FIRST YEAR DIVERSITY LIBRARY. Subject to the terms and conditions of this Agreement, prior to the first anniversary of this Agreement, Array shall deliver to Chiroscience the First Year Diversity Library as set forth in this Section 2.1. The First Year Diversity Library shall consist of
[ * ] TA Libraries (each, a "First Year TA Library") and shall contain a total of [ * ] Compounds; provided that Chiroscience shall not be obligated to accept or pay for more than [ * ] Compounds. Each First Year TA Library shall contain an average of between [ * ] and [ * ] Compounds, all of which shall have the same Scaffold. The First Year TA Libraries shall be based on, and identified by the mutually agreed upon First Year Scaffolds, and shall be characterized in conformance with the parameters set forth on Exhibit A, and shall meet the quality control criteria set forth on Exhibit C hereto.

         2.2 FIRST YEAR [ * ]. As set forth in Section 2.7, during the first year following the Effective Date, Array will disclose to Chiroscience, on at least a [ * ] basis, the New First Year TA Libraries not previously disclosed. Prior to the first anniversary of the Effective Date, Chiroscience shall [ * ] New First Year TA Libraries [ * ] of the TA Libraries identified on Exhibit A with Array's reasonable consent; provided, that written notice of the request is received by Array no later than [ * ] after initiation of Process Development of the TA Library that Chiroscience [ * ].

         2.3 THE SECOND YEAR DIVERSITY LIBRARY. Subject to the terms and conditions of this Agreement, prior to the second anniversary of this Agreement, Array shall deliver to Chiroscience the Second Year Diversity Library as set forth in this Section 2.3. The Second Year Diversity Library shall consist of approximately [ * ] TA Libraries (each, a "Second Year TA Library"), and shall contain a total of [ * ] Compounds; provided that Chiroscience shall not be obligated to accept or pay for more than [ * ] Compounds. Each Second Year TA Library shall contain an average of between [ * ] Compounds, all of which shall have the same Scaffold, and shall be characterized in conformance with the parameters set forth on Exhibit B hereto, and shall comply with the quality control criteria set forth on Exhibit C hereto. The Second Year Scaffolds shall be [ * ]; provided, however it is understood that the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



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[ * ] Scaffolds set forth on Exhibit B as of the Effective Date [ * ]. [ * ]
drug-like Scaffolds of similar quality to those of the First Year Scaffolds for the remaining [ * ] Second Year Scaffolds. If the parties cannot agree on at [ * ] Second Year Scaffolds within [ * ] from the Effective Date (i.e., for a total of thirteen (13) Scaffolds), likewise if the parties cannot agree on a total of [ * ] Second Year Scaffolds within [ * ] of the Effective Date; then Chiroscience shall have the right to terminate this Agreement on [ * ] notice. Exhibit B shall be amended by the parties to list the Second Year TA Libraries as they are determined. Any First Year TA Library that is [ * ] under Section
2.2 shall become a Second Year TA Library, [ * ] under Section 2.4.


         2.4 SECOND YEAR [ * ]. As set forth in Section 2.7, during the second year following the Effective Date, Array will disclose to Chiroscience, on at least a [ * ] basis, the New Second Year TA Libraries not previously disclosed. Prior to the second anniversary of the Effective Date, Chiroscience shall [ * ] New Second Year TA Libraries for one or more of the TA Libraries identified on Exhibit B with Array's reasonable consent; provided, that written notice of the request is received by Array no later than [ * ] after initiation of Process Development of the TA Library that Chiroscience [ * ].

         2.5 RE-SUPPLY COMPOUNDS. Chiroscience may obtain additional quantities of Compounds already delivered ("Re-supply Compounds"), by written order to Array specifying the Compounds desired; provided that the cumulative number of Re-supply Compounds that Chiroscience has ordered at any given time shall in no event [ * ] of the total number of Compounds delivered and accepted by Chiroscience, in the aggregate, as of the date of the order, and no more than [
* ] Re-supply order may be made in any [ * ] period. Re-supply Compounds shall be delivered in [ * ] from receipt of the order, and shall be supplied in quantities of approximately [ * ], and shall comply with the other parameters of Exhibit A or B, as applicable, at a charge of [ * ] provided to Chiroscience, or [ * ] if a complete duplicate plate of [ * ] Compounds is to be provided to Chiroscience. Unless otherwise agreed, the same Compound shall not be re-supplied to Chiroscience more than [ * ] under this Section 2.5. In the event that Chiroscience desires larger quantities, or higher purities of Re-supply Compounds, the parties agree to negotiate terms for such synthesis in good faith. Array's re-supply obligation shall continue for [ * ] following the expiration or earlier termination (other than by Array for material breach by Chiroscience) of this Agreement.

         2.6 THE EXCLUSIVE LIBRARY. Upon the written request of Chiroscience given to Array prior to the first anniversary of this Agreement, the parties agree to negotiate in good faith a separate agreement under which Chiroscience would obtain up to [ * ] Compounds on an exclusive basis (the "Exclusive Library") on reasonable commercial terms. The terms for the Exclusive Library shall include: (i) Compounds for the Exclusive Library based upon Scaffolds proposed by Chiroscience and agreed upon by Array, and the Second Year TA Libraries for which such Scaffolds and Compounds shall be substituted; (ii) a fully exclusive license or assignment with respect to the Exclusive Library Compounds that [ * ]; (iii) Array will maintain the structure of such Scaffolds as confidential until such time as the same become generally available in the public domain, other than by breach of such provision by


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Array; (iv) Array will provide Array Synthesis Methodologies for the Exclusive Library Compounds; and (v) Array will agree not to provide Compounds within the Exclusive Library or derivatives thereof to third parties; provided, that Array shall have no obligation to provide any particular Scaffold to Chiroscience on an exclusive basis and makes no representation that any particular Scaffold will be available on such basis. The Exclusive Library shall be for a [ * ] Compounds, and shall not include Compounds or Scaffolds contained in the First Year Diversity Library or the Second Year Diversity Library. Without limiting the foregoing, it is understood and agreed that the provisions of Section 6 would not apply to Exclusive Library Compounds.

         2.7 REPORTING. During the term of this Agreement, Array will report to Chiroscience, on a [ * ], on its progress in creating New First Year TA Libraries and New Second Year TA Libraries to be disclosed to Chiroscience hereunder, and will notify Chiroscience in writing of Array's initiation of Process Development of any TA Libraries to be delivered to Chiroscience under this Agreement, not less than [ * ] to such initiation. Furthermore, in connection with the obligations under Section [ * ] Array [ * ].

SECTION 3. DELIVERY; PAYMENT.

         3.1 DELIVERY. The First Year Diversity Library shall be delivered to Chiroscience as soon as reasonably practicable and in no event later than the first anniversary of this Agreement, or such other time as the parties may agree. The parties contemplate that the First Year Diversity Library will be delivered in stages, consisting of one or more TA Libraries in each delivery. Array will undertake its best efforts to deliver the First Year Diversity Library in accordance with the delivery schedule set forth on Exhibit A, and will update this schedule each quarter to advise Chiroscience of any changes to the delivery schedule. The parties shall undertake best efforts to agree, within [ * ] of the Effective Date, on a delivery schedule for the first [ * ] Second Year TA Libraries, and shall undertake to agree, within [ * ] of the Effective Date, on a delivery schedule for the [ * ] Second Year TA Libraries. Array will use its best efforts to deliver the Second Year Diversity Library within [ * ] of the Effective Date. Any [ * ] of a New First Year TA Library [ * ] a First Year TA Library shall [ * ], or other agreed-upon [ * ] for the First Year Diversity Library by [ * ] in this manner, up to a maximum [ * ]. Any [ * ] a New Second Year TA Library [ * ] a Second Year TA Library shall [ * ] the Second Year Diversity Library within [ * ] for each New Second Year TA Library substituted in this manner, [ * ]. Delivery of the First Year and Second Year Libraries shall be accompanied by the Array Synthesis Methodologies used to generate the TA Libraries contained therein and the quality control methods employed as defined in Exhibits A and B. Array shall promptly deliver to Chiroscience each First Year TA Library and Second Year TA Library as such TA Libraries become available, and shall make such delivery an Array priority.

         3.2 PRICE; ADVANCE PAYMENTS. Chiroscience agrees to pay Array [ * ] per Compound for each Compound delivered to Chiroscience as part of the First Year or Second Year Libraries, in the manner set forth in this Section 3.2 and
Section 3.3 below.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (i) Upon execution of the Agreement, Chiroscience shall pay Array Three Hundred Thousand Dollars ($300,000), which is [ * ] of the estimated total price for the First Year Diversity Library, as an advance payment for the First Year Diversity Library; and

         (ii) Upon the first anniversary of this Agreement, or within [ * ] of the parties' agreement on [ * ] Second Year Scaffolds, whichever is later, Chiroscience shall pay Array [ * ], which is [ * ] of the estimated total price for the Second Year Diversity Library as an advance payment for the Second Year Diversity Library. Notwithstanding the foregoing, if the parties agree upon a Second Year Diversity Library of [ * ] TA Libraries prior to the first anniversary of the Effective Date, the advance pay due under this Section 3.2(ii) shall be reduced to [ * ] of the price for such Second Year Diversity Library, assuming an average of [ * ] Compounds per Second Year TA Library.

The payments made under this Section 3.2 shall be proportionately refunded to Chiroscience, or at Chiroscience's election credited against any outstanding Chiroscience balance, in the event that this Agreement is terminated, as expressly permitted hereunder, before the full TA Libraries have been delivered. The amounts to be refunded, or credited if so elected, shall be in an amount that results in Chiroscience paying an amount equal to [ * ] per Compound that was delivered and which conformed with its applicable requirements under Exhibits A, B and C.

         3.3 PAYMENTS ON DELIVERY.

               3.3.1 Within [ * ] of receipt of each TA Library from the First Year Diversity Library or Second Year Diversity Library, Chiroscience shall notify Array in writing of its acceptance or rejection of such TA Library, and, if accepted, shall pay Array the balance due for the TA Library within [ * ] of such acceptance, until the payments made by Chiroscience under Sections 3.2 and
3.3 equal [ * ] per Compound delivered; provided, that the advance payments made by Chiroscience under Section 3.2 shall be deemed allocated among the projected total number of First Year TA Libraries or Second Year TA Libraries for the purpose of determining the balance due for any particular TA Library, and further provided that nothing in this paragraph shall change the transfer price [ * ] per Compound. For purposes of example, Chiroscience would pay [ * ] within [ * ] of receipt of a TA Library consisting of [ * ] Compounds (i.e [ * ] made under Section 3.2 therefor). Under no circumstances shall Chiroscience be obligated to pay Array for more [ * ] Compounds or [ * ] Compounds for the TA Libraries provided for each of the First Year Diversity Library or for the Second Year Diversity Library, respectively, (i.e[ * ] for the First Year Diversity Library and [ * ] for the Second Year Diversity Library, and a total of Four Million Dollars ($4,000,000) for both Diversity Libraries), unless Chiroscience has expressly, specifically and in writing requested such additional Compounds.

               3.3.2 In addition, payment for accepted Re-supply Compounds in accordance with Section 2.5 above shall be within thirty (30) days of delivery thereof.

         3.4 REJECTION FOR NON-CONFORMANCE. Chiroscience may reject the delivery of any TA Library that fails to materially conform to the requirements of Exhibit A, B or C, as

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable, by written notice to Array within thirty (30) days of delivery of such TA Library, accompanied by documentation of the non-conformance and any original experimental data related thereto. If a delivery fails to conform to Exhibit C, then Array shall have the option of re-purifying or resynthesizing the nonconforming TA Library (or portion thereof), or reaching an agreement with Chiroscience on alternative compounds to be synthesized. It being understood that if a particular Compound fails to meet the requirements of Exhibit C, then [ * ] If a delivery fails to conform to Exhibit A or B, as applicable, then Chiroscience shall reach a reasonable agreement with Array on resynthesizing the nonconforming TA Library (or portion thereof), [ * ] In the event of any nonconformance under this paragraph, Array shall have [ * ] to cure; provided, that Array's failure to deliver the First Year Diversity Library within [ * ] of the Effective Date (subject to any extensions due to cure periods) shall be deemed a material breach of this Agreement, and must be cured within [ * ] of notice from Chiroscience. TA Libraries that are not rejected by Chiroscience in accordance with Section 3.3 above within [ * ] after delivery shall be deemed accepted. It is understood that Chiroscience may rely on applicable certificates of analysis provided by Array for a particular TA Library in determining whether to accept such TA Library.

         3.5 PAYMENT PROCEDURE. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Array. All payments hereunder shall be made in U.S. Dollars. Any undisputed payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by Norwest Bank, Denver, Colorado, on the date such payment is due, calculated on the number of days such payment is delinquent past the due date for such payment.

SECTION 4. THE COLLABORATIVE MANAGEMENT TEAM.

         4.1 THE CMT. The parties hereby establish a Collaborative Management Team (the "CMT") comprised of four (4) members, with two (2) representatives appointed by each party, whose names shall be provided in writing. A party may change one or more of its representatives to the CMT at any time upon notice to the other party. Each party will designate one of its representatives as its team leader.

         4.2 DUTIES OF THE CMT. The CMT shall administer this Agreement, including: (i) reporting of initiation of the synthesis of TA Libraries; (ii) reporting of the creation of New TA Libraries; (iii) monitoring and reporting of the synthesis of the Exclusive Library; (iv) agreement on the [ * ]; (v) [ * ] of New TA Libraries [ * ] First Year or Second Year TA Libraries; (vi) modifying the composition of compounds, changing the number of compounds or modifying the [ * ] (vii) informal adjudication of any dispute concerning rejection of delivery of a TA Library; (viii) administration and implementation of the Training Program (as defined in Section 5.1 below) and the transfer of the Array Synthesis Methodologies to Chiroscience under Section 5.6; and (ix) the initial, informal mediation of any other dispute that arises under this Agreement. Any decision of the CMT regarding (iv), (v), (vi) or (vii) shall be by written agreement of the CMT and shall be treated as an amendment to this Agreement.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         4.3 MEETINGS OF THE CMT. The CMT shall conduct monthly telephone conferences and shall prepare and deliver a brief written report describing the significant issues and discussions that take place during such telephone conferences. The chairman of the CMT shall be jointly appointed by its members and shall rotate between Array and Chiroscience every six (6) months. The chairman shall provide each member with five (5) business days' notice of the time of any such telephone conferences and the proposed agenda with respect thereto, unless waived by all members. Array will prepare and deliver to the members of the CMT a brief progress report in advance of the telephone conference, which report may include: the status of synthesis of TA Libraries, creation of New TA Libraries, the administration of the Training Program, or any other pertinent matters. The CMT shall meet at least once each quarter, alternating at locations of the facilities of Array and Chiroscience, or at such other times and locations as the CMT determines, with each party to bear all travel and related expenses for its members. The chairman of the CMT shall provide each member with five (5) business days' notice of the time and location of meetings, unless such notice is waived by all members. If a designated representative of a party cannot attend any meeting of the CMT, such party may designate a different representative for that meeting without notice to the other party. Except as otherwise provided in this Section 4, all actions and decisions of the CMT will require the unanimous consent of all of its members. Subsequent to each quarterly meeting, the chairman shall prepare and deliver, to both parties, a written report describing the decisions made, conclusions and actions agreed upon.

         4.4 COOPERATION. Each party agrees to provide the CMT with information and documentation as reasonably required for the CMT to fulfill its duties under this Agreement. In addition, each party agrees to make available its employees and consultants as reasonably requested by the CMT. The parties anticipate that members of the CMT will communicate informally with each other and with employees and consultants of the parties on matters relating to this Agreement.

SECTION 5. TRAINING PROGRAM; ARRAY SYNTHESIS METHODOLOGIES TRANSFER

         5.1 THE TRAINING PROGRAM. Subject to the provisions of this Section 5, at any time after the [ * ] month anniversary of the Effective Date during the term of the Agreement, Chiroscience may, at its option, elect to have certain Chiroscience employees ("FTEs") trained by Array employees in high speed synthesis techniques [ * ] (the "Training Program"). The maximum number of FTEs [ * ] Training Program during the term of the Agreement shall [ * ]; provided that during the first year of this Agreement [ * ] FTEs [ * ] Training Program at any time shall [ * ] and during the [ * ] year of the Agreement [ * ] FTEs [
* ] Training Program at any time shall [ * ]. Array shall have the right to [ * ] FTE's [ * ] that is directly related to [ * ]. A minimum [ * ] shall be required of [ * ] FTE [ * ]. The FTEs shall remain Chiroscience [ * ] the Training Program, and Chiroscience shall [ * ] FTE [ * ]. Notwithstanding the foregoing, [ * ] FTEs [ * ].

         5.2 SELECTION. Chiroscience shall initiate the Training Program [ * ] FTE through the CMT, coupled with a written request to Array [ * ] FTE's [ * ] Array must consent


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ] FTE, such consent not to be unreasonably withheld, it being agreed by the parties [ * ] FTE, [ * ], should have appropriate [ * ]. At Array's request and at its own expense, [ * ].

         5.3 LIABILITY; TERMINATION. Chiroscience shall execute an indemnity agreement, in substantially the form attached as Exhibit D hereto, indemnifying Array for any liability [ * ] FTE's [ * ] Training Program, as a condition [ * ] FTE's [ * ] Training Program. If Array determines, in its reasonable discretion, [ * ] FTE [ * ] Training Program, or is for any other reason not satisfactory to Array, Array will notify Chiroscience of its intent [ * ] FTE's [ * ] Training Program immediately, in which case Chiroscience shall be [ * ] , and for [ * ].

         5.4 CONFIDENTIALITY. As a condition of participating in the Training Program, each FTE shall have executed a confidentiality and noncompete agreement with Chiroscience substantially in the form attached hereto as Exhibit E (Chiroscience's standard Confidentiality Agreement--U.S. version attached). In addition, each FTE shall have executed the acknowledgement letter in the form attached as Exhibit F hereto and provided a copy thereof to Array prior to such FTE's participation in the Training Program. Array reserves the right, and intends to [ * ] FTE [ * ]. Chiroscience's [ * ] the Training Program or otherwise, shall not imply any right to [ * ] training program, except as expressly granted herein. Array agrees that [ * ] to enable Chiroscience to carry out and develop high speed synthesis, including [ * ].

         5.5 NON-SOLICITATION. The Parties agree that during the term of this Agreement and for [ * ] thereafter, neither party shall encourage any employee to leave the employ of the other Party. In addition, during the term of this Agreement and for [ * ] thereafter the Parties agree not to employ or offer to employ (as an employee, contractor, consultant or otherwise), any person who was or is an employee or officer of the other Party during that same period.

         5.6 TECHNOLOGY TRANSFER. Array agrees to disclose to Chiroscience, for use in accordance with Section 6, the Array Synthesis Methodologies. Notwithstanding the foregoing, it is understood and agreed that Array's disclosure obligations and the Array Synthesis Methodologies shall not include information pertaining to Array's high speed synthesis equipment or to methods of producing monomers. Disclosure of the information in (i) shall occur at the time the particular TA Library is delivered to Chiroscience hereunder, and the disclosure of the information described in (ii) shall occur within six (6) months after the Effective Date. [ * ] In the event that Chiroscience purchases from Array the HSS Equipment described in Section 5.7 below, Array personnel will travel to the Chiroscience facility at which such equipment is to be installed, as reasonably necessary to supervise the installation of such equipment. Otherwise, Array personnel shall travel to Chiroscience's facilities for purposes of the disclosure and assistance described in this Agreement only as mutually agreed by Chiroscience and Array.

         5.7 OPTION TO PURCHASE EQUIPMENT. In addition to the disclosure of information under Section 5.6 above, Array agrees to sell to Chiroscience one or more duplicates of any or all of the HSS Equipment, at a price to be reasonably agreed by the parties. Such sale shall be


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

made pursuant to a confidential sales agreement to be agreed upon, which will include (among other provisions) a commitment by Chiroscience not to reverse engineer such HSS Equipment and not to provide or disclose the HSS Equipment to any third party. Chiroscience shall have the right to exercise this option at any time during the term of this Agreement or within six (6) months thereafter; it being understood that Chiroscience has no obligation to purchase such equipment. Without limiting the foregoing, in the event that Array is restricted from selling any particular piece of HSS Equipment to Chiroscience, Array agrees to assist Chiroscience in acquiring any/or integrating such HSS Equipment on reasonable terms and conditions to be agreed. Notwithstanding anything to the contrary in this Agreement, its Exhibits or otherwise, Chiroscience may without any obligation to Array or restriction obtain and use laboratory equipment, reagents, consumables, software, know-how, and other articles available from persons other than Array, in conjunction with Chiroscience's use of the HSS Equipment or otherwise, provided however, for purposes of this Paragraph 5.7, Chiroscience shall not disclose to any third party the Array Confidential Information as defined in paragraph 2 of Exhibit G unless prior written approval is obtained from Array.

         5.8 COSTS OF TECHNOLOGY TRANSFER. Chiroscience shall bear all its own costs associated with implementing the Array Synthesis Methodologies and HSS Equipment and practicing the same, and shall reimburse Array for its direct costs and expenses incurred by Array under Section 5.6 on either [ * ].

         5.9 INVENTIONS. Notwithstanding anything herein to the contrary, including Section 6 below, Array shall own inventions [ * ] and to the extent such inventions directly relate to the subject matter of the [ * ]. Except as otherwise expressly provided herein, Array hereby acknowledges that inventions made by Chiroscience personnel [ * ] shall be solely owned by Chiroscience.

         5.10 ARRAY SYNTHESIS METHODOLOGIES. In addition to the licenses granted under Section 6, Array hereby grants to Chiroscience a non-exclusive, worldwide, license, without the right to sublicense, to use the Array Synthesis Methodologies solely for Chiroscience's internal research and development purposes. Notwithstanding the foregoing, Chiroscience shall not disclose or otherwise transfer any Array Synthesis Methodologies to any third party except to the extent necessary to exercise its right under Section 6.2 and only under reasonable conditions of confidentiality; provided, however, in no event shall Chiroscience disclose or otherwise transfer any Array Synthesis Methodologies to ChiroTech or authorize any third party to do so.

SECTION 6. INTELLECTUAL PROPERTY

         6.1 OWNERSHIP OF RIGHTS--GENERALLY. Subject to the terms of this Agreement, title to patents and other rights in inventions made solely by Array personnel shall be owned by Array, title to patents and other rights in inventions made solely by Chiroscience personnel shall be owned by Chiroscience, and title to patents and other rights in inventions made jointly by Chiroscience personnel and Array personnel shall be owned jointly by Chiroscience and Array. Except as provided in this Section 6, neither party will have any obligation to


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

account to the other, or obtain the consent of the other, with respect to the exploitation (directly or through licensees or third parties) of any jointly owned patent, and each party hereby waives any right it may have under the laws of any jurisdiction to require such an accounting or consent.

               6.1.1 LIBRARY COMPOUNDS DESIGNATED AS ACTIVE COMPOUNDS. [ * ]

               6.1.2 NON-LIBRARY COMPOUNDS. As between the parties hereto, Chiroscience shall exclusively own all title to patent and other proprietary rights for inventions, whether patentable or not, related to the Non-Library Compounds, including, without limitation, all inventions for compositions of matter, and methods of using or making such Non-Library Compounds.

         6.2 LICENSE OF RIGHTS.

               6.2.1 LIBRARY COMPOUNDS. Array hereby grants to Chiroscience a non-exclusive, worldwide, paid-up right and license, without the right to sublicense, to make, have made and use the Library Compounds under all U.S. and foreign patents or other proprietary rights owned by Array to carry out Chiroscience's own internal research [ * ] under this Agreement (e.g., screening and identifying lead candidates for drug discovery and development). If Chiroscience establishes a Collaboration (including contracts for screening, production, testing and development services) with a third party, Chiroscience may disclose a Library Compound to such third party and authorize such third party to use the Library Compound as reasonably necessary for the purposes of the Collaboration (whether or not such Library Compound has been designated as an Active Compound); provided, the Collaboration must be evidenced by a written agreement that provides, among other things, the third party agrees not to provide the Library Compound to others (excepting those contractors that actually perform screening, testing, production and development services under such Collaboration and in each such event only under reasonable terms of confidentiality and restricted use) and shall use such Library Compound for the limited purpose of the Collaboration unless and until such Library Compound has been designated and maintained as an Active Compound hereunder. Chiroscience may disclose the composition of Compounds and transfer Compounds to potential Collaboration partners, in each case subject to reasonable conditions of confidentiality, without notifying Array. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall Chiroscience disclose any Library Compound to ChiroTech for any reason.

               6.2.2 ACTIVE COMPOUNDS

                  (a) License to Chiroscience. Array hereby grants to Chiroscience an exclusive, worldwide sublicenseable right and license to make, have made, use, sell, and import, and to authorize others to make, have made, use, sell and import any Active Compounds designated and maintained in accordance with Section 6.3 below under any U.S. or foreign patents owned by Array. The exclusive license granted Chiroscience under this Section 6.2.2(a) with respect to any Compound shall not take effect until and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

unless Chiroscience has designated that Compound as an Active Compound. The right and license granted Chiroscience under this Section 6.2.2(a) shall become paid-up and irrevocable with respect to a particular Active Compound at such time as Chiroscience has paid all of the Maintenance Fees with respect to such Active Compound as required under Section 6.3.2 below. Except as provided in this Section 6, Chiroscience shall have no obligation to account to Array, or obtain its consent, with respect to the exploitation (directly or through licensees or third parties) of any Chiroscience owned rights, and Array hereby waives any right it may have under the laws of any jurisdiction to require such an accounting or consent.

                  (b) Restriction on Supply of Active Compounds. Upon designation of a Library Compound as an Active Compound by Chiroscience as provided in Section 6.3, Array shall not thereafter for so long as such Library Compound remains an Active Compound hereunder [ * ]. If another person or entity, that is a party to an Array compound library agreement, requests to obtain exclusive rights from Array with respect to a Library Compound, which Chiroscience had previously designated as an Active Compound hereunder, [ * ].

         6.3 DESIGNATION AND MAINTENANCE OF COMPOUNDS AS ACTIVE COMPOUNDS

               6.3.1 DESIGNATION OF ACTIVE COMPOUNDS.

                  (a) Designation. At any time during the Designation Period for a Library Compound, Chiroscience shall have the right to designate the same as an Active Compound. It is understood, however, that any such designation shall be subject to Section 6.3.5 below; and to the extent that such designation is precluded as described in Section 6.3.5 below, such Library Compound shall not be an Active Compound hereunder. Subject to the foregoing, Chiroscience may designate [ * ] Library Compounds as Active Compounds. To designate a Library Compound as an Active Compound, Chiroscience must so notify Array in writing, with a description of the Compound (including a complete description of its chemical structure), together with payment of the applicable Maintenance Fee for such Active Compound (the "Active Compound Notice").

                  (b) Restriction. Chiroscience agrees that it will not, and will not authorize any third party to, sell or otherwise commercialize any Library Compound for any purpose unless such Library Compound has been (i) designated and maintained as an Active Compound hereunder [ * ].

               6.3.2 MAINTENANCE FEES FOR ACTIVE COMPOUNDS. To maintain a Library Compound as an Active Compound hereunder and Chiroscience's rights with respect thereto, Chiroscience agrees to pay to Array an annual maintenance fee for each such Active Compound ("Maintenance Fee"). The amount of the Maintenance Fee for each Active Compound will be based upon the aggregate number of Active Compounds, according to the following schedule:

    NO. OF ACTIVE COMPOUNDS            ANNUAL MAINTENANCE FEE PER COMPOUND
    -----------------------            -----------------------------------
    First [  *  ]                      [  *  ]/Compound for these Compounds




[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


    Next [  *  ]                       [  *  ]/Compound for these Compounds
    Next [  *  ]                       [  *  ]/Compound for these Compounds
    Over [  *  ]                       [  *  ]/Compound for these Compounds

               6.3.3 CALCULATION OF MAINTENANCE COMPOUNDS. The annual Maintenance Fees will be calculated for each Active Compound on a calendar year basis. The first annual Maintenance Fee for an Active Compound would be due upon the designation of such Active Compound pursuant to Section 6.3.1 above; provided that such first annual Maintenance Fee would be prorated based upon the number of days remaining in the calendar year from the date of such designation. Thereafter, the annual Maintenance Fees shall be due for all Active Compounds no later than January 15 of the particular calendar year. Once paid, the Maintenance Fee shall be nonrefundable.

               6.3.4 TERMINATION OF ACTIVE COMPOUND DESIGNATION. Chiroscience may terminate its designation of any particular Active Compound at any time, by so notifying Array in writing (specifying the Active Compound for which such designation is being terminated) (the "Termination Notice"), provided that [ * ] Library Compounds designated as Active Compound under Section 6.3.1 above may be terminated under this Section 6.3.4. From and after the date Array receives such Termination Notice, the specified Library Compound shall cease to be an Active Compound for all purposes of this Agreement and shall thereafter be subject to the provisions for Library Compounds that are not designated as Active Compounds, and the Maintenance Fees for the remaining Active Compounds shall be appropriately adjusted. Without limiting the foregoing, in the event Chiroscience terminates its designation of any Active Compound, Chiroscience hereby grants to Array an exclusive, worldwide, fully paid-up, irrevocable license, with the right to grant and authorize sublicenses, under all patent rights held by Chiroscience claiming composition of matter of any such Active Compound. [ * ]. For purposes of determining the amount of the Maintenance Fee due for a particular Active Compound, such amount shall be based upon the total number of Active Compounds that have been designated and not so terminated at the time the Maintenance Fee is due. For purposes of determining the initial annual Maintenance Fee, the Active Compounds being designated shall be included in such total. The annual Maintenance Fee for any particular Active Compound shall be due for a period of [ * ] calculated from the date that Compound was designated as an Active Compound, after which time it shall be fully paid-up and no further Maintenance Fee shall be due for such Active Compound. In the event that the first year was less than a full calendar year, the Maintenance Fee for the [ * ] calendar year beginning after the date such Active Compound was initially designated pursuant to Section 6.3 would be prorated from January 1 of such year until the date that is the [ * ] of the date of such designation. If an Active Compound is terminated, and later re-designated, as an Active Compound, such [ * ] period would begin as of the date the subsequent re-designation.

               6.3.5 Third Party Rights. The First Year Diversity Library and Second Year Diversity Library are being provided to Chiroscience on a non-exclusive basis, and nothing herein shall prevent or restrict Array from providing some or all of the Library Compounds within the First Year Diversity Library or Second Year Diversity Library to third


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

parties. It is further understood that Array may grant to third parties rights to acquire licenses in the Library Compounds similar to those granted to Chiroscience hereunder; accordingly, Chiroscience's right to designate any particular Library Compound as an Active Compound, and Array's grant of rights to Chiroscience under this Section 6, are limited to the extent that prior to Chiroscience's designation of a Library Compound as an Active Compound, a third party has similarly designated such Library Compound. It is understood and agreed that so long as Array complies with this Section 6, Array shall have no liability with respect to any conflict of Chiroscience's rights and those rights granted to third parties by Array. For avoidance of doubt, it is understood and acknowledged that Array shall not have the right to grant to any third party, who is an Affiliate of Array at the time of such grant, any right that might conflict with the rights granted to Chiroscience under Section 6.2. For purposes of the foregoing, an "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Array and an entity shall be regarded as in "control" of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         6.4 INTELLECTUAL PROPERTY PROTECTION. Chiroscience shall have the right, at its expense and discretion and without obligation to Array, to fully direct and control the Intellectual Property Protection for any and all Active Compounds, [ * ], and to abstain or withdraw from such Intellectual Property Protection; provided, however prior to filing or otherwise initiation of the prosecution of any Intellectual Property Protection for any Library Compound hereunder (whether covering composition-of-matter, method of use, synthesis process, pharmaceutical composition or otherwise), Chiroscience shall (i) designate such Library Compound as an Active Compound as set forth in Section
6.3 above [ * ] and maintain documentation to support such determination. In the event Chiroscience designates a [ * ] under this Section 6.4(ii), then Chiroscience shall retain all rights to fully direct and control the Intellectual Property Protection for such [ * ]. In the event Chiroscience files a patent application covering the Intellectual Property Protection of the designated [ * ] Chiroscience shall provide all written documentation to Array supporting Chiroscience's designation as a [ * ]. Array shall reasonably cooperate with Chiroscience, at Chiroscience's expense, in its carrying out the Intellectual Property Protection set forth under this Section 6.4, and shall provide such records and shall cause its employees, officers and directors to execute such documents and provide such testimony as reasonably necessary for Chiroscience to perfect and enforce its rights and to carry out Intellectual Property Protection, and shall not object to being joined by Chiroscience as a party to any action brought or defended by Chiroscience to the extent necessary for Chiroscience to maintain such action or defense.

         6.5 CONGRUENCE OF ARRAY LIBRARY AGREEMENTS. Array represents and warrants that it shall ensure that each agreement under which it is or may become obligated to provide access or rights to any of the Library Compounds that are or might be provided to Chiroscience shall: (i) contain the provisions not inconsistent with those set forth in this Section 6; and (ii) shall not contain any provisions that would impair Array's ability to grant Chiroscience the rights to which it would be entitled to under this Agreement, or that would




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

impair Chiroscience's free exercise of such rights, subject to Section 6.3.5. Array shall be responsible for using reasonable efforts to ensure that the parties to those other contracts shall fulfill their obligations to Array and cause them to do so.

SECTION 7. CONFIDENTIALITY.

         7.1 CONFIDENTIAL INFORMATION. As a condition of this Agreement, the Parties shall enter into the Nondisclosure Agreement attached at Exhibit G hereto, and any confidential information exchanged hereunder, including the Scaffolds proposed by Array for any of the Libraries to be provided hereunder, shall be governed by such Agreement, except as otherwise expressly provided in this Agreement and its Exhibits. The Nondisclosure Agreement supercedes all prior agreements between the parties relating to confidentiality, and all such prior disclosures are deemed to be bound by the terms of the Nondisclosure Agreement. For avoidance of doubt, Array shall have the right to indicate to third parties that a particular Library Compound is not available for commercialization. If after the Effective Date Chiroscience wishes to disclose to Array information that Chiroscience considers confidential or proprietary related to (i) the activity of Compounds in biological screens or targets, (ii) the targets against which Compounds are screened, or (iii) other development or screening efforts with respect to Compounds, Chiroscience agrees to provide Array with a nonconfidential summary of such information and will not disclose such information to Array if Array notifies Chiroscience that Array does not wish to receive such information.

         7.2 NONDISCLOSURE OF TERMS; PUBLICITY. The parties shall cooperate in the preparation of a mutually-agreeable press release and other publicity disclosing the existence of this Agreement in the form as set forth in Exhibit H attached hereto. Except for the information disclosed in such press release or publicity, neither party shall disclose the existence of this Agreement or any terms of this Agreement without the prior, written consent of the other party (which consent shall not be unreasonably withheld), except for such disclosure as may be reasonably necessary to either party's bankers, investors, attorneys or other professional advisors, or in connection with a merger or acquisition, or as may be required by law in the offering of securities or in securities or regulatory filings or otherwise. Either party may make public announcements concerning this Agreement or the subject matter hereof with the prior written consent of the other party, which consent shall not be unreasonably delayed or withheld, and provided that the party proposing to make a public announcement shall submit the proposed statement to the other party for review and reasonable comment no less than [ * ] prior to such public announcement.

         7.3 PUBLICATION. Subject to Section 6, any manuscript, abstract or presentation (including information to be presented verbally) by Chiroscience specifically identifying the chemical structure or composition of non-exclusive First Year Diversity Library or Second Year Diversity Library, or the Library Compounds, [ * ] shall be subject to the reasonable prior review and reasonable agreement of Array at least forty-five (45) days prior to any non-confidential public submission or disclosure. The parties will treat matters of authorship of scientific abstracts, manuscripts or other publications in a proper collaborative spirit, giving credit where credit is due. Prior review and agreement shall not apply to confidential



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

disclosures made by Chiroscience nor to patent applications (and related Intellectual Property Protection actions) submitted by or on behalf of Chiroscience or its Collaboration partners.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

         8.1 CHIROSCIENCE. Chiroscience warrants and represents that: (i) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder, and (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

         8.2 ARRAY. Array represents and warrants that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and (iii) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder. Array covenants to Chiroscience that it will inform Chiroscience of any claim brought or threatened by a third party against Array alleging that the manufacture, use or sale of a Compound provided to Chiroscience hereunder infringes a patent or other intellectual property right of a third party.

         8.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND CHIROSCIENCE AND THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE TA LIBRARIES, THE COMPOUNDS, OR PRODUCTS CONTAINING THEM, OR INFORMATION DISCLOSED PURSUANT HERETO INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE PATENT RIGHTS OF THIRD PARTIES.

SECTION 9. MISCELLANEOUS

         9.1 GOVERNING LAW. Any controversy or claim of whatsoever nature arising out of or relating in any manner whatsoever in this Agreement or any breach of any terms of this Agreement shall be governed by and construed in all respects in accordance with, the laws of the state of New York.

         9.2 NO IMPLIED LICENSE. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise. No license on other rights granted herein shall be expanded by a change in Chiroscience's ownership, merger, acquisition or otherwise.

         9.3 INDEPENDENT CONTRACTORS; AFFILIATES. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         9.4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto and shall be deemed to have been given upon receipt:

             Array:                Array BioPharma Inc.
                                   1885 30th Street - Bldg. AC-1
                                   Boulder, CO  80301-2505
                                   Attn:  David Snitman

             with a copy to:       Wilson Sonsini Goodrich & Rosati
                                   650 Page Mill Road
                                   Palo Alto, CA  94304-1050
                                   Attn:  Kenneth A. Clark

             Chiroscience:         Darwin Discovery Limited
                                   283 Cambridge Science Park
                                   Milton Road
                                   Cambridge CB4 0WE
                                   United Kingdom
                                   Attn:  Company Secretary
                                   FAX:  1223 420-440

                                   Chiroscience R&D Limited
                                   283 Cambridge Science Park
                                   Milton Road
                                   Cambridge CB4 0WE
                                   United Kingdom
                                   Attn:  Company Secretary
                                   FAX:  1223 420-440

                                   Chiroscience R&D, Inc.
                                   1631 220th Street SE
                                   Bothell, WA  98021
                                   Attn:  Director of Legal Affairs
                                   FAX:  425-489-8018

         9.5 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         9.6 NO CONSEQUENTIAL DAMAGES. In no event shall any party to this Agreement have any liability to the other for any special, consequential or incidental damages arising under this Agreement or any dispute as to the enforcement or construction of this Agreement under any theory of liability (including tort, contract and breach of warranty). The remedy for material breach of this Agreement, including the failure to deliver Compounds shall be limited to termination of the contract, return of any amounts paid for Compounds not delivered, and interest on such funds at the legal rate.

         9.7 SALES TAXES. Chiroscience has represented that the Compounds to be delivered according to this Agreement are to used solely for internal research and development by Chiroscience. Based on this representation, Array believes that no sales taxes, use taxes, transfer taxes or similar governmental charges will be required to be paid in connection with the transfer of the TA Libraries hereunder. Notwithstanding the foregoing, any such taxes or charges shall be the sole responsibility of Chiroscience, and in the event that Array is required to pay any such amounts, Chiroscience shall promptly remit payment to Array of such amounts.

         9.8 COMPLETE AGREEMENT. This Agreement with its Exhibits, together with the Nondisclosure Agreement, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Array and Chiroscience.

         9.9 DEFAULT. In the event that either party shall fail to comply with a material term of this Agreement (for purposes of this Section 9.9, the "Defaulting Party"), the other party shall provide the Defaulting Party with written notice through the CMT, specifying the nature of the non-compliance. The Defaulting Party shall have thirty (30) days from receipt of notice to cure the non-compliance, except as otherwise provided for in the Agreement. If the Defaulting Party disputes the allegations of the notice, then the parties shall attempt in good faith to resolve the matter informally through the CMT. The failure of Array to substantially deliver the entire First Year Diversity Library within one (1) year of the Effective Date shall be deemed a material breach of this Agreement.

         9.10 INDEMNIFICATION AND INSURANCE.

                  9.10.1 INDEMNIFICATION. Each party (for purposes of this Section 9.10, the "Indemnitor") shall indemnify, defend, and hold harmless (collectively "Indemnification Obligations") the other party and its affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns (for purposes of this Section 9.10, the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indemnitees or any one of them in connection with any claims, suits, actions, demands, or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product (or any process or service) that is made, used, or sold by or under authority of the Indemnitor pursuant to any right or license granted under this Agreement or to any breach of the parties respective warranties; provided, however, that such Indemnification Obligations shall not apply to any liability, damage, loss, or expense to the extent directly attributable to the negligent activities, reckless misconduct, or intentional misconduct of the Indemnitees.

               9.10.2 PROCEDURES. Any Indemnitee that intends to claim Indemnification Obligations under Section 9.10.1 shall promptly notify the appropriate Indemnitor of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with competent and qualified counsel; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual material conflict of interests between such Indemnitee and any other party represented by such counsel in such proceedings. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee under this Section, except to the extent that one or more legal defenses or rights may have been forfeited or impaired by such delay. Each party and its affiliates and their employees and agents shall cooperate fully with the other party and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

               9.10.3 INSURANCE. Each party shall maintain reasonably adequate insurance or self-insurance coverage for its own potential liabilities to the Indemnitees as set forth in this Section 9.10.

         9.11 ARBITRATION. Any dispute or controversy pertaining to this Agreement or the enforcement or construction of this Agreement shall initially be referred to the CMT. The parties agree to attempt to resolve any such dispute in good faith through the CMT. In the event the dispute is not resolved within thirty (30) days by the CMT, the dispute shall be referred to senior management of the parties, who shall attempt in good faith to resolve it. Any dispute which cannot be resolved within thirty (30) days after referral to the respective Chief Executive Officers of the parties shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed by agreement of the parties. The arbitration shall be held in New York City, New York. New York law shall be applied to all matters in dispute between the parties with respect to this Agreement. Each party shall bear its own costs and attorneys' and witness' fees. The costs of the administration of the arbitration, including arbitrator's fees and administrative fees and expenses, shall be shared equally by the parties.

         9.12 RENEWAL OPTION. Chiroscience may request a one-time renewal of this Agreement for an additional one (1) year period, by written notice at least ninety (90) days



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

prior to the second anniversary of the Effective Date. Such renewal would provide for the delivery of a third year Diversity Library of up to [ * ] Compounds on a non-exclusive basis. The parties agree to negotiate the terms of any such renewal in good faith, but agree that such renewal terms would not include royalty provisions or milestones, or provide for more than a [ * ] increase in the cost per Compound and would reflect terms substantially similar to Sections 1, 2.1, 2.2, 2.5, 2.7, 3, 4, 6, 7, 8 and 9 (other than this Section 9.12), and Exhibits A, C, G of this Agreement. It being understood that Sections
3.2 and 3.3 will be modified to reflect the agreed upon cost per Compound and number of Compounds to be included in the third year Diversity Library.

         9.13 TERM AND TERMINATION. The term of this Agreement shall be two (2) years from the Effective Date, unless terminated earlier for material breach or as provided in 2.3 above, or extended pursuant to Section 9.12 or other agreement of the parties. Either party may terminate this Agreement on thirty
(30) days' notice for material breach that is not cured within such thirty (30) day period, except as provided otherwise in the Agreement. Termination of this Agreement shall not relieve the parties of any obligation accruing prior to such termination. In addition, Sections 1, 5.4, 5.5, 5.9, 6.1, 7, 8, and 9 (other than Section 9.12) and Exhibit G, shall survive the expiration or any termination hereof. Furthermore, Sections 2.5, 5.6, 5.10, 6.2, 6.3, 6.4 and 6.5 shall survive the expiration of this Agreement or a termination under (i)
Section 2.3 or (ii) under this Section 9.13 by reason of material breach by Array, but shall not survive termination under this Section 9.13 by reason of material breach by Chiroscience. For purposes of the foregoing, if a Section that so survives is expressly stated to continue for a period of time specified in such surviving Section, the same shall survive only for the remainder of the period specified in such Section.

         9.14 CHANGE OF CONTROL. This Agreement shall not be assignable by either party without the written consent of the other party hereto; except that either party may assign this Agreement without the other party's consent to an entity that succeeds to substantially all of the business or assets of the assigning party, by way of merger, transfer of assets, or otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals.


DARWIN DISCOVERY LIMITED                   ARRAY BIOPHARMA INC.

By:                                        /s/ David Snitman
          ----------------------------

Name:                                      Dr. David Snitman
          ----------------------------

Its:                                       Chief Operating Officer
          ----------------------------

Dated:                                     Dated:
          ----------------------------            -----------------------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT A

              Characterization of the First Year Diversity Library



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT B

              Characterization of the Second Year Diversity Library



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT B

              Characterization of the Second Year Diversity Library



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT C

                            QUALITY CONTROL CRITERIA



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT D

                            INDEMNIFICATION AGREEMENT



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT E

                 CHIROSCIENCE STANDARD CONFIDENTIALITY AGREEMENT
                                   (U.S. Form)



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT F

                              ACKNOWLEDGMENT LETTER



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT G

                         MUTUAL NONDISCLOSURE AGREEMENT



                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT H

                                  PRESS RELEASE



                                      [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.